Jerusalem    August 21, 2008
Ref.                9285

Rosetta Genomics Ltd.
10 Plaut Street
Rehovot 76706
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the Company's Registration Statement on Form F-3 (the "Registration Statement"). The Registration Statement relates to the disposition from time to time under the United States Securities Act of 1933, as amended (the "1933 Act"), of up to 229,661 Ordinary Shares, par value NIS 0.01 each, of the Company (the “Shares”) held by Mr. Raza Bokhari (the “Selling Shareholder”), which Shares were issued to the Selling Shareholder by the Company pursuant to a Stock Purchase Agreement, dated July 22, 2008, relating to the Company's acquisition of Parkway Clinical Laboratories Inc.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of and corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and we have also assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel as the same are in force on the date hereof.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

Jerusalem: 31 Hillel Street, Jerusalem 94581 Tel. (+972) 2-623-9239 Fax. (+972) 2-623-9233

Tel Aviv: 1 Azrieli Center, Tel Aviv 67021 Tel. (+972) 3-608-7777 Fax. (+972) 3-608-7724

www.arnon.co.il info@arnon.co.il

Yigal Arnon
Dror Vigdor
Rami Kook
Paul H. Baris
Nira Kuritzky
Amalia Meshi
Amnon Lorch
Eran Ilan
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Harry Kirsh
Benjamin Horef
Asaf Eylon
Daniel Marcovic
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Vered Eitani
Michal Sagmon
Rafi Etinger
Michal Sinai
David Eisen
Yarom Romem
Yaffit Adar
Dafna Stern
Limor Gal
Mika Banki
Yoheved Novogroder
Odelia Sidi
Yuval Bargil
Shira Lahat
Eli Maymon
Yair Benjamini
Galit Dayagi
Eliran Furman
Daniel Green
Adam Spruch
Maya Ashkenazi
Shai Reicher
Aaron Jaffe
Itai Sarfaty
Idan Azaraty
Michal Fuchs
Hanital Belinson
Rani Cohen
Oren Roth
Ishai Itsikovich

2. The Shares issued by the Company to the Selling Shareholder in accordance with the SPA are duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name where appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

Very truly yours,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

Avinoam Gottlieb
Noa Afik
Tal Lecker
Dan Fogelman
Amir Assali
Tal Havkin
Ido Chitman
Hila Roth
Ran Nadir
Nadav Adler
Michal Raveh
Yoav Fogel
Aner Hefetz
David Akrish
Nir Rosner
Maya Bahar
Nirit Levy
Elinor Benaim
Sharon Ramon
Ezra Gross
Assaf Mesica
Guy Fuhrer
Shani Rapaport
Keren Lavyad
Itai Feiglin
Yoash Dvir
Keren Tal
Avi Milikovsky
Liron Hacohen
Eli Greenbaum
Asaf Rimon
Shachar Cohain
Sahar Pinto
Avigail Frisch
Lior Gelbard
Alona Toledano
Yael Rosen
Daphna Isakov
Tal Siman-Tov
Margarita Feigin